Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premier Insured Municipal
Income Fund, Inc.
33-43779, 811-06457

An annual meeting of the shareholders of the Nuveen Premier Insured Municipal Income
Fund, Inc.  (the Fund) was held July 26,
2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve until
2.  their successors shall have been duly
3.  elected and qualified;

Approval of the Board Members was
 reached as follows:

Robert P. Bremner
For 17,819,619
Withhold 135,124

Lawrence H. Brown
For  17,818,003
Withhold 136,740

Jack B. Evans
For  17,815,370
Withhold  139,373

William C. Hunter
For 17,818,419
Withhold  136,324

David J. Kundert
For 17,826,286
Withhold  128,457

William J. Schneider, elected by Preferred
shareholders only
For 6,344
Withhold  27

Timothy R. Schwertfeger, elected by Preferred
shareholders only
For 6,344
Withhold  27

Judith M. Stockdale
For 17,818,090
Withhold  136,653

Eugene S. Sunshine
For  17,820,919
Withhold  133,824

4. approve a new Investment
5. Management Agreement .

The number of shares voted in the
 affirmative:
17,661,591 and
the number of negative votes:  106,231

Proxy materials are herein incorporated by
 reference
to the SEC filing on June 21, 2005, under Conformed Submission Type DEF 14A, accession number 0000950137-05-007659.